Sub-Item 77Q1(g)
Copies of agreements relevant to Sub-Item 77M
2-34393, 811-1879

Form of Agreement and Plan of Reorganization by and between Janus Investment Fund, on behalf of Janus World Allocation Fund and Janus Moderate Allocation Fund is incorporated herein by reference to Exhibit (4)(a) to Form N-14, filed on December 10, 2012, accession number 0000950123-12-013671 (File No.
333-185360). Since the filing thereof, the agreement has been signed by Stephanie Grauerholz-Lofton and David R. Kowalski.